Finisar Corporation Reports First Fiscal Quarter Financial Results

Revenues Increase 30% Year-Over-Year

SUNNYVALE, CA -- 09/05/2006 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported financial results for its first fiscal quarter ended July 31, 2006.

FINANCIAL HIGHLIGHTS - FIRST FISCAL QUARTER ENDED JULY 31, 2006

Results According to GAAP

--  Revenues of $106.2 million were up 3.7% sequentially and up 30.0% from the first quarter of the prior year. These results compare to management's revenue guidance of $104-$110 million for the quarter. The Company has now recorded twelve consecutive quarters of revenue growth, the last eight of which have set new records for the company.
--  Net loss of $0.8 million, or $.00 per diluted share, compares to net income of $1.7 million, or $.01 per share, in the fourth quarter and a net loss of $19.1 million, or $.07 per share, in the first quarter of the prior year. The current quarter includes a charge of $2.2 million associated with stock-related compensation as a result of the adoption of FAS123R and a non-
    cash tax provision of $2.2 million (see explanation below).
--  Gross margins of 32.7% were down from 33.7% in the fourth quarter but up from 18.7% in the first quarter of the prior year.
--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $122.4 million at July
    31, 2006, up from $118.8 million at the end of last quarter. The Company has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.
Non-GAAP Financial Measures
--  Net income of $.03 per share compares to net income of $.03 per share in the fourth quarter and a net loss of $.03 per share in the first quarter of the prior year. These results were in line with management's guidance for the quarter.
--  Gross margins of 37.1% were down from 39.2% in the fourth quarter, but up from 27.6% in the first quarter of the prior year.
--  The Company generated approximately $18 million in EBITDA during the quarter and $12 million in free cash flow (EBITDA less capex).
FIRST QUARTER OPERATING RESULTS

Total revenues in the first quarter of fiscal 2007 were $106.2 million, up 3.7% on a sequential basis from $102.4 million in the fourth quarter and 30.0% from $81.7 million in the first quarter of the prior year. The Company's revenues have grown sequentially for twelve consecutive quarters, the last eight of which set new records. Total revenues from the sale of optical subsystems were $96.0 million in the first quarter, up 4.5% on a sequential basis from $91.9 million in the fourth quarter and 32.7% from $72.4 million in the first quarter of the prior year. Sales of network test and monitoring systems of $10.2 million were down 2.5% from $10.5 million in the fourth quarter but were up 9.0% from $9.4 million in the first quarter of the prior year.

On a GAAP basis, the Company's gross profit for the first quarter was $34.8 million, or 32.7% of total revenues, compared to 33.7% in the fourth quarter and 18.7% in the first quarter of 2006. The Company reported a net loss of $0.8 million, or $.00 per diluted share, compared to net income of $1.7 million, or $.01 per diluted share, in the fourth quarter and a net loss of $19.1 million, or $.07 per share, in the first quarter of fiscal 2006. GAAP results for the quarter were adversely affected by a tax provision of $2.2 million against a pretax income of $1.3 million. Because the Company expects to be profitable in fiscal 2007, the provision for income taxes reflects the anticipated use of net operating loss, or NOL, carryforward. Since the Company's oldest NOL relates to a 2001 acquisition, use of that NOL is subject to the accounting rules under SFAS 109 regarding business combinations. These rules require the Company to credit the NOL tax benefit to goodwill on the balance sheet related to that acquisition rather than against the provision for income taxes on the income statement resulting in a non-cash charge of $1.6 million. Also included are non-cash charges of approximately $500,000 for deferred tax liabilities that were recorded for tax amortization of goodwill for which no financial statement amortization has occurred.

The Company's operating results include a number of non-cash and cash charges and gains principally related to acquisitions, the sale of minority investments, restructuring activities and financing transactions. For the first quarter of fiscal 2007, these items resulted in a net charge of $10.2 million and included, among other items, $2.4 million related to charges for slow-moving and obsolete inventory, $2.2 million related to the expensing of stock compensation pursuant to the adoption of FAS123R, $2.0 million related to timing differences associated with the amortization of goodwill for tax reporting purposes which is not amortized for financial reporting purposes and the use of net operating loss carryforward from prior acquisitions, $1.8 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions and $1.1 million related to the amortization of discount on convertible notes issued in 2001. The charge for slow-moving and obsolete inventory was largely based on an estimate of the amount of inventory that will be unused after twelve months although a portion of that inventory may in fact be used beyond this period.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

The Company's non-GAAP net income for the first quarter of fiscal 2007 was $9.4 million, or $.03 per share, compared to net income of $9.0 million, or $.03 per share, in the fourth quarter and a net loss of $8.5 million, or $.03 per share, in the first quarter of the prior year. On a non-GAAP basis, gross margins were 37.1% in the first quarter of fiscal 2007 compared to 39.2% in the fourth quarter and 27.6% in the first quarter of the prior year.

"We are very proud of achieving our 12th consecutive quarter of sequential revenue growth and eighth consecutive quarter of record revenues," said Jerry Rawls, Finisar's Chairman of the Board, President and CEO. "We expect to continue that record-setting pace at least for the remainder of this fiscal year. Our expectations for continued growth are driven in part by the progress we are making in qualifying a range of 10Gb/s products at a number of customers. We believe sales of these products will contribute to our revenue growth in the second half of this fiscal year. The richer product mix resulting from sales of these products should positively impact our gross margins and help offset the effect of a delay in the adoption of the 8Gb/s Fibre Channel standard which was expected to provide a boost to revenues for our Network Tools business in the second half."

CONFERENCE CALL

Finisar plans to review its first quarter results and discuss its current business outlook during a conference call for investors at 5:00 p.m. EDT (2:00 p.m. PDT) today, September 5, 2006. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                                         July 31,                April 30,
                                           2006                    2006
                                        ----------              ----------
                                       (Unaudited)
                       ASSETS
Current assets:
    Cash and cash equivalents           $   63,472              $   63,361
    Short-term available-for-sale
     investments                            40,394                  33,507
    Restricted investments, short-term       3,725                   3,705
    Accounts receivable, net                65,572                  57,388
    Accounts receivable, other               9,773                   8,963
    Inventories                             52,440                  52,974
    Prepaid expenses                         3,492                   4,112
                                        ----------              ----------
        Total current assets               238,868                 224,010
Long-term available-for-sale
 investments - debt                         18,497                  21,918
Long-term available-for-sale
 investments - equity                       15,527                       -
Property, plant and improvements, net       82,202                  82,225
Restricted investments, long-term            1,827                   1,815
Purchased technology, net                   13,460                  14,972
Other purchased intangible assets, net       3,878                   4,184
Goodwill                                   122,960                 124,532
Minority investments                        11,250                  15,093
Other assets                                17,392                  17,125
                                        ----------              ----------
        Total assets                    $  525,861              $  505,874
                                        ==========              ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                    $   35,531              $   34,221
    Accrued compensation                    10,011                   9,376
    Other accrued liabilities               13,483                  13,129
    Deferred revenue                         5,415                   5,070
    Current portion of other long-term
     liabilities                             2,284                   2,333
    Non-cancelable purchase obligations      1,693                   1,209
                                        ----------              ----------
        Total current liabilities           68,417                  65,338
Long-term liabilities:
    Convertible notes                      239,423                 238,275
    Other long-term liabilities             20,612                  21,253
    Deferred income taxes                    4,518                   4,053
                                        ----------              ----------
        Total long-term liabilities        264,553                 263,581
Stockholders' equity:
    Common stock                               307                     306
    Additional paid-in capital           1,376,535               1,371,180
    Accumulated other comprehensive
     income                                 13,098                   1,698
    Accumulated deficit                 (1,197,049)             (1,196,229)
                                        ----------              ----------
        Total stockholders' equity         192,891                 176,955
                                        ----------              ----------
Total liabilities and stockholders'
 equity                                 $  525,861              $  505,874
                                        ==========              ==========

                            Finisar Corporation
                  Consolidated Statements of Operations

                                               Three Months Ended
                                      ------------------------------------
                                       July 31,      July 31,   April 30,
                                         2006          2005        2006
                                      ----------    ----------  ----------
                                      (Unaudited, in thousands, except per
                                                  share data)
Revenues
    Optical subsystems and components $   96,043    $   72,370  $   91,938
    Network test and monitoring
     systems                              10,200         9,362      10,466
                                      ----------    ----------  ----------
        Total revenues                   106,243        81,732     102,404
Cost of revenues                          69,950        60,791      65,306
Amortization of acquired developed
 technology                                1,519         5,654       2,593
                                      ----------    ----------  ----------
Gross profit                              34,774        15,287      34,505
Gross margin                                32.7%         18.7%       33.7%
Operating expenses:
    Research and development              14,059        13,021      13,216
    Sales and marketing                    8,669         8,371       7,934
    General and administrative             7,376         8,009       7,987
    Amortization of purchased
     intangibles                             299           476         365
                                      ----------    ----------  ----------
        Total operating expenses          30,403        29,877      29,502
                                      ----------    ----------  ----------
Income (loss) from operations              4,371       (14,590)      5,003
Interest income                            1,255           783       1,076
Interest expense                          (3,921)       (4,087)     (4,087)
Other income (expense), net                 (370)         (600)        269
                                      ----------    ----------  ----------
Income (loss) before income taxes          1,335       (18,494)      2,261
Provision for income taxes                 2,155           594         575
                                      ----------    ----------  ----------
Net income (loss)                     $     (820)   $  (19,088) $    1,686
                                      ==========    ==========  ==========

Net income (loss) per share - basic
 and diluted                          $    (0.00)   $    (0.07) $     0.01
                                      ==========    ==========  ==========

Shares used in computing net loss per
 share:
    Basic                                306,499       272,228     302,316
    Diluted                              306,499       272,228     326,781
NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                               Three Months Ended
                                       -----------------------------------
                                       July 31,     July 31,     April 30,
                                         2006         2005         2006
                                       ---------    ---------    ---------
                                         (Unaudited, in thousands, except
                                                 per share data)
Reconciliation of GAAP Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP                     34,774       15,287       34,505
Gross margin, GAAP                          32.7%        18.7%        33.7%
Adjustments:
Cost of revenues
    Change in excess and obsolete
     inventory reserve                     2,377         (473)       2,385
    Amortization of acquired
     technology                            1,519        5,654        2,593
    Duplicate facility costs during
     facility move                           297          566          640
    Stock compensation                       457            -            -
    Purchase accounting adjustment for
     sale of acquired inventory                -          231            -
    Reduction in force and employee
     retention costs related to
     acquisitions                              -        1,310            -
                                       ---------    ---------    ---------
        Total cost of revenue
         adjustments                       4,650        7,288        5,618
Gross profit, non-GAAP                    39,424       22,575       40,123
Gross margin, non-GAAP                      37.1%        27.6%        39.2%

Reconciliation of GAAP net income
 (loss) to non-GAAP net income (loss):
Net income (loss) per GAAP                  (820)     (19,088)       1,686
Total cost of revenue adjustments          4,650        7,288        5,618
Research and development
    Reduction in force costs                   -          252            9
    Stock compensation                       889            -            -
Sales and marketing
    Reduction in force costs                   -          209            -
    Stock compensation                       371            -            -
General and administrative
    Reduction in force costs                  12          117           89
    Stock compensation                       485            -            -
Amortization of purchased intangibles        299          476          365
Amortization of discount on
 convertible debt                          1,148        1,081        1,148
Other expense, net
    Loss (gain) on sale of assets             38           28       (1,080)
    Loss on minority investments             237          522          602
Provision for income tax
    Timing difference related to asset
     purchases                             2,042          584          565
                                       ---------    ---------    ---------
Total adjustments                         10,171       10,557        7,316
                                       ---------    ---------    ---------
Net income (loss), non-GAAP            $   9,351    $  (8,531)   $   9,002
                                       =========    =========    =========

Net income (loss), non-GAAP per share
 - basic and diluted                   $    0.03    $   (0.03)   $    0.03
                                       =========    =========    =========

Shares used in computing pro forma net
 income (loss) per share:
    Basic                                306,499      272,228      302,316
    Diluted                              324,474      272,228      326,781

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com